                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                          ____________________________


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                               November 12, 2001

                          ____________________________


                               SMART & FINAL INC.

             (Exact name of Registrant as specified in its charter)

      Delaware                            001-10811                       95-4079584

(State of Incorporation)           (Commission File Number)             (I.R.S. Employer
                                                                       Identification No.)

    600 The Citadel Drive, City of Commerce, California              90040

        (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (323) 869-7500
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Item 5.  Other Events.

Smart & Final Inc. ("Company") has received the unanimous consent of its existing lenders under its Revolving Credit Agreement and its Lease Agreement to extend the expiration date of those agreements until November 30, 2001. The agreements had been scheduled to expire in accordance with their terms on November 12, 2001.

The Company requested the extension of time to accommodate certain documentary items in conjunction with its replacement credit facilities. The Company expects to conclude the replacement credit facilities prior to November 30, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2001             SMART & FINAL INC.



                                    By:    /s/ Donald G. Alvarado
                                       -----------------------------------------
                                           Donald G. Alvarado
                                    Its:   Senior Vice President, Secretary and
                                           General Counsel


     The statements in this Form 8-K Current Report concerning management's expectations constitute "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that such forward-looking statements are based upon internal estimates which are subject to change because they reflect preliminary information and management assumptions, and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. This report includes "forward-looking statements" including, without limitation, statements as to the Company's liquidity and availability of capital resources.